UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017 (December 19, 2017)

IMPAX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

30831 Huntwood Avenue, Hayward, CA		94544
(Address of principal executive offices)		(Zip Code)

(510) 240-6000

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On December 19, 2017, Impax Laboratories, Inc., a Delaware corporation (the “Company”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Bora Pharmaceuticals Co., Ltd., a corporation organized under the laws of the Republic of China (“Bora”), pursuant to which Bora agrees to purchase (i) all of the issued share capital (the “Shares”) of Impax Laboratories (Taiwan), Inc., a corporation organized under the laws of the Republic of China and a wholly owned subsidiary of the Company (“Impax Taiwan”), and (ii) certain loans outstanding between the Company and Impax Taiwan (the “Transferred Loans”). The aggregate purchase price of the Shares and the Transferred Loans is $18,500,000 in cash. The purchase price is subject to a working capital adjustment.

The closing of the transaction is subject to customary closing conditions, including the absence of any law, order or injunction prohibiting the closing of the transaction, the accuracy of the representations and warranties, the performance of the covenants, and certain net working capital thresholds. Subject to certain limitations, including time limitations and a minimum per claim amount, the Company and Bora have agreed to indemnify the other for the failure of any representation or warranty to be true and accurate and breaches of covenants.

There is no financing condition to the consummation of the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, the Company has agreed to provide reasonable cooperation to Bora in Bora’s efforts to obtain debt financing to fund part of the purchase price to be paid to the Company.

The Purchase Agreement also contains customary provisions governing circumstances under which the Company or Bora may terminate the Purchase Agreement. Either the Company or Bora may terminate the Purchase Agreement by (i) mutual written agreement, (ii) if the closing does not occur by June 19, 2018, or (iii) if the other party breaches certain representations, warranties or covenants.

The Purchase Agreement also contemplates that, at the closing of the transaction: (a) a license agreement entered into by and among Impax Laboratories Ireland Limited, a private company limited by shares incorporated in Ireland (“Impax Ireland”), and Bora on December 19, 2017, pursuant to which Impax Ireland will grant to Bora an exclusive license to manufacture and commercialize a certain pharmaceutical product in the Republic of China, will become effective, and (b) the Company will provide certain transition services to Impax Taiwan for a period of time after the closing of the transaction, pursuant to a transition services agreement.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company and Bora. The Company and Bora have also agreed to customary covenants, including covenants regarding the operation of Impax Taiwan in the ordinary course during the period between the signing of the Purchase Agreement and the closing of the transaction; and a covenant prohibiting the Company from soliciting or hiring employees of Impax Taiwan for a period of three years after the closing of the transactions, subject to certain exceptions.

The representations, warranties and covenants of the Company contained in the Purchase Agreement have been made solely for the benefit of Bora. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to Bora in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made as of the date of the Purchase Agreement, the closing date or such other date as is specified in the Purchase Agreement and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company, Impax Taiwan or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates (including Impax Taiwan). Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the

Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

Supply Agreement

On December 19, 2017, the Company entered into a Master Supply Agreement (the “Supply Agreement”) with Bora and Impax Taiwan (collectively, the “Manufacturer”), pursuant to which, the Manufacturer will manufacture and supply certain pharmaceutical products (the “Products”) for a term of three years following the closing of the transaction (the “Initial Term”), unless earlier terminated. The Supply Agreement will become effective upon the closing of the transaction under the Purchase Agreement. After the Initial Term, the Supply Agreement will automatically renew for successive one year terms until the Supply Agreement is terminated.    Either the Company or the Manufacturer may terminate the Supply Agreement if the other party (i) fails to cure a material breach following a notice and cure period or (ii) is declared insolvent or bankrupt by a court of competent jurisdiction. The Company may terminate the Supply Agreement with respect to a Product (i) upon written notice if a governmental agency takes any action, not attributable to the Company, that hinders the Company from importing, exporting, purchasing or selling the Product for at least six (6) months or (ii) in its sole discretion after the first anniversary of the Supply Agreement.

The Company will provide monthly updates to a specified rolling forecast with respect to each Product to be supplied. The Company will pay the Manufacturer based on a fixed schedule of fees for each Product. The Manufacturer may increase the price for each Product by a certain specified percentage on an annual basis, by providing written notice to the Company. Any price increase will take effect on January 1st of the applicable calendar year.

The Supply Agreement contains customary representations, warranties and covenants, including representations and warranties relating to compliance of the Products with specifications and applicable governmental rules and covenants with respect to the rejection of delivered Products and non-conforming Products, product recalls and regulatory communications.

The foregoing descriptions of the Purchase Agreement and the Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Supply Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. All summaries and descriptions of the Purchase Agreement and the Supply Agreement set forth above are qualified in their entirety by the actual documents.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2017, the Company issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Impax Laboratories, Inc. on December 19, 2017.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including those with respect to the Purchase Agreement and the Supply Agreement. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets, legislative and regulatory changes, changes in demand for products produced by the Company, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of the Company and its subsidiaries (including the Company’s ability to complete the transaction) and the other risks described in our most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Impax Laboratories, Inc. on December 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

Date: December 19, 2017	By:	/s/ Bryan Reasons
		Name:	Bryan Reasons
		Title:	Chief Financial Officer